UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 3, 2006

Harvest Natural Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10762	77-0196707
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1177 Enclave Parkway, Suite 300, Houston, Texas		77077
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-899-5720

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2005, Harvest Natural Resources, Inc.'s (HNR) 80-percent owned affiliate, Harvest Vinccler, C.A. (HVCA), signed a Memorandum of Understanding (MOU) with PDVSA Petroleo S.A. and Corporacion Venezolana del Petroleo S.A. (CVP), to form a Mixed Company subject to certain conditions, to be effective as of April 1, 2006.

Under the Mixed Company:

* An affiliate of HNR will own 40 percent of the shares of the Mixed Company (32 percent net to HNR) and CVP will own the remaining 60 percent.

* The Mixed Company will jointly develop and operate the South Monagas Unit fields previously operated by HVCA.

* HVCA will receive additional consideration to be agreed upon later for contributing its interest to the Mixed Company.

* The Mixed Company will receive a 20-year license to operate and develop the fields.

* Oil produced from the fields by the Mixed Company will be sold to PDVSA under a long-term marketing agreement.

Conversion of the operating service agreement to the Mixed Company is subject to 1) completion of definitive enforceable agreements, 2) agreement on the additional consideration; 3) approval by the boards of directors of the entities which control HVCA, 4) approval by the shareholders of Harvest Natural Resources, Inc. and 5) approval by the Venezuelan Ministry of Energy and Petroleum and the Venezuelan National Assembly.

Item 9.01 Financial Statements and Exhibits.

Press release dated April 3, 2006, announcing that Harvest Natural Resources, Inc.'s 80 percent owned affiliate, Harvest Vinccler, C.A., signed a Memorandum of Understanding with Corporacion Venezolana del Petroleo S.A., to form a Mixed Company subject to certain conditions.

The foregoing is qualified by reference to the Press Release which is attached as an exhibit to this report and incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harvest Natural Resources, Inc.

April 4, 2006	By:	Kerry R. Brittain

Name: Kerry R. Brittain
Title: Senior Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated April 3, 2006, announcing that Harvest Natural Resources, Inc.'s 80 percent owned affiliate, Harvest Vinccler, C.A., signed a Memorandum of Understanding with Corporacion Venezolana del Petroleo S.A., to form a Mixed Company subject to certain conditions.